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                                                                    EXHIBIT 23.3



February 4, 2000



                       CONSENT OF INDEPENDENT ACCOUNTANTS



As independent accountants, we hereby consent to the incorporation by reference in this Registration Statement, Amendment No. 1 on Form S-3 of our report dated March 12, 1999, on our audits of the financial statements of Ferronor S.A. (a Chilean corporation and subsidiary of RailAmerica) included in the RailAmerica, Inc. Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.



                                                 ARTHUR ANDERSEN-LANGTON CLARKE

Charles A. Bunce
Santiago, Chile